REVOLVING CREDIT LOAN AGREEMENT
This Revolving Credit Loan Agreement is entered into as of the 16th day of August 2023, by and between Glenbrook Building Supply, Inc., a Delaware corporation; EdgeBuilder, Inc., a Delaware corporation; and Premier Bank, a Minnesota corporation.

In consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
Definitions

Section 1.01 Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)    the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

(b)    all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP.

“Accounts Receivable” means any and all accounts owed to Borrowers by their customers that, in accordance with GAAP, are required to be included in the accounts receivable account reflected on Borrowers’ balance sheets.

“Advance” means an advance of credit by the Bank to one or both of the Borrowers in the form of a loan pursuant to Section 2.01.

“Agreement” means this Revolving Credit Loan Agreement.

“Bank” means Premier Bank, a Minnesota corporation, its participants, successors and assigns.

“Borrowers” means Glenbrook Building Supply, Inc., a Delaware corporation, and EdgeBuilder, Inc., a Delaware corporation. Each of the Borrowers may be referred to individually herein as a “Borrower”.

“Borrowing Base” means the sum of the following, as shown on the Borrowers’ most recent Borrowing Base Certificate:

Seventy-five percent (75%) of Borrowers’ Eligible Accounts Receivable,

plus,

Fifty percent (50%) of Borrowers’ Eligible Inventory,

plus,

Fifty percent (50%) of Borrowers’ Eligible Equipment.
“Borrowing Base Certificate” means the certificate attached hereto as Exhibit A as completed and certified to by Borrowers from time to time. The Borrowing Base Certificate may be amended or modified from time to time by the Bank.

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“Credit Documents” means this Agreement, the Revolving Note, the Security Agreements, the Security and Control Agreement, the Guaranty, all financing statements, all other documents described in Section 3.01 hereof, and any other documents or agreements executed by Borrowers or Guarantor in favor of Bank in connection with the transaction contemplated by this Agreement.

"Current Assets" means the aggregate amount of assets of the Borrowers that in accordance with GAAP may be properly classified as current assets, after deducting adequate reserves where proper, but in no event including any real estate.

"Current Liabilities" means (i) all Debt of the Borrowers due on demand or within one year from the date of determination thereof, and (ii) all other items (including taxes accrued as estimated) which, in accordance with GAAP, may be properly classified as current liabilities of the Borrowers.

“Current Ratio” means the Current Assets of the Borrowers divided by the Current Liabilities of the Borrowers.

“Date of Final Maturity” means the Date of Final Maturity as defined in the Revolving Note, as such date may be modified or extended from time to time.

“Debt” means the sum of (i) all items of indebtedness or liability of the Borrowers which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet on the date as of which Debt is to be determined, plus (ii) indebtedness secured by any mortgage, deed of trust, assignment, security interest or other lien on property of the Borrowers whether or not the indebtedness secured thereby shall have been assumed, plus (iii) guaranties, endorsements (other than for purposes of collection in the ordinary course of business) and other contingent obligations of the Borrowers.

“Debt Service Coverage Ratio” means, for any calendar year: (A) the net income of the Borrowers for the calendar year, plus the Borrowers’ allowable depreciation and amortization for the calendar year, plus interest payments actually paid by Borrowers on any Debt during such calendar year, plus income tax payments actually paid with respect to the Borrowers’ income for such calendar year, divided by (B) the total amount of principal and interest payments that were due on all Funded Debt of the Borrower during such calendar year.

“Eligible Accounts Receivable” means the outstanding amount of all Accounts Receivable except the following: (i) any Account Receivable that is not paid in full within 90 days after the date of the original invoice to the customer; (ii) any Account Receivable owed by one of the Borrowers to the other; (iii) any Account Receivable as to which the account debtor or other obligor disputes liability or makes any claim; (iv) any Account Receivable owed by any officer, manager, governor, member, partner, director or shareholder of the Borrowers or any of their relatives or any partnership, corporation, company, association, joint venture or other business entity wholly owned or controlled directly or indirectly by any of them or any of their relatives; (v) any Account Receivable owed by any person or entity as to whom a known petition in bankruptcy or other application for relief is filed under any bankruptcy, reorganization, receivership, moratorium, insolvency or similar law; (vi) any Account Receivable known to be owed by any person or entity who makes an assignment for the benefit of creditors, becomes insolvent, fails, suspends business, or goes out of business; (vii) any Account Receivable owed by the United States government or any agency of the United States government; (viii) consignment receivables; (ix) bonded receivables; (x) any Account Receivable owed by any person or entity located outside the United States of America;; (xii) any account receivable for goods which have not been shipped or work which has not been fully performed; and (xiii) any Account Receivable in which the Bank does not have a perfected security interest constituting a first lien. In the event that either of the Borrowers owes any amount to any person or entity that owes an Account Receivable to one of the Borrowers, such amount owed by the Borrowers shall be deducted from that portion of the Account Receivable which would otherwise qualify as an Eligible Account Receivable and only the difference thereof shall be considered an Eligible Account Receivable. Furthermore, if more than fifty percent (50%) of all of the Accounts Receivable owed by any one account debtor are not Eligible Account Receivables because they fail to satisfy the requirement set forth in subparagraph (i) above, then all Accounts Receivable owed by such account debtor shall be excluded from the definition of Eligible Account Receivable.

“Eligible Equipment” means all Equipment owned by the Borrowers, except the following: (i) Equipment that is not located in the State of Minnesota or the State of Wisconsin (unless the Bank otherwise consents in writing); (ii) Equipment that is not in the possession or control of the Borrowers; and (iii) any Equipment in which the Bank does not have a perfected security interest constituting a first lien. For the purpose of this Agreement, all equipment shall be valued at the lesser of (x) cost (less any depreciation allowed or allowable in accordance with GAAP) or (y) fair market value.

“Eligible Inventory” means the weighted average cost of such Inventory of the Borrowers as the Bank, in its sole discretion, shall deem eligible, computed on a first-in, first-out basis in accordance with GAAP. Without limiting the discretion of the Bank to consider any Inventory not to be Eligible Inventory, and notwithstanding any earlier classification of eligibility, the following Inventory shall not be considered Eligible Inventory: (i) any Inventory that is not available to be used or consumed by the Borrowers in the normal and ordinary course of their businesses; (ii) any Inventory which does not meet all standards imposed by any governmental agency having regulatory authority over such Inventory, its use or sale; (iii) any Inventory which is not located in the State of Minnesota or the State of Wisconsin; (iv) any Inventory which is obsolete, or which is not usable by the Borrowers in the normal and ordinary course of their businesses; (v) any Inventory which is on consignment to or from any other person or entity, or which has been sold or otherwise delivered, transferred or conveyed to any other person or entity, or which is subject to any bailment or lease; (vi) any finished goods Inventory or work-in-process Inventory; and (vii) any Inventory in which the Bank does not have a perfected security interest constituting a first lien.

“Environmental Laws” means all federal, state, local and foreign laws, statutes, codes, ordinances, regulations, requirements, rules and common law relating in any way to any hazardous or toxic materials or the protection of the environment.

“Equipment” means any and all equipment, including but not limited to motor vehicles and other rolling stock, used in connection with the operation of the Borrowers’ businesses.

“Event of Default” has the meaning specified in Section 6.01.

“Fixed Charge Coverage Ratio” means for any calendar year: (A) the net income of Borrower for the calendar year, plus Borrower’s allowable depreciation and amortization for the calendar year, plus interest payments actually paid by Borrower during such calendar year on Funded Debt, less all dividends, redemptions, repurchases and other distributions made to the equity owners of the Borrower, divided by (B) the annual debt service on all Funded Debt.

“Funded Debt” means all indebtedness of the Borrower for borrowed money and capital leases; all other indebtedness of the Borrower evidenced by notes, bonds, debentures and similar obligations; and all other interest-bearing indebtedness of the Borrower, including but not limited to, all indebtedness to the Bank under the Revolving Note.

“GAAP” means generally accepted accounting principles consistently applied. Except as otherwise approved by the Bank in writing, all financial reporting, financial record keeping, and financial calculations in connection with this Agreement shall be made on the basis of accounting principles, methods, elections and estimates that are consistent with the accounting principles, methods, elections and estimates used in the financial statements described in Section 4.04 of this Agreement.

“Guarantor” means Star Equity Holdings, Inc., a Delaware corporation.

“Guaranty” has the meaning specified in Section 3.01.

“Inventory” means any and all materials, supplies, goods, and other items and things that are held by Borrowers for sale to their customers in the normal and ordinary course of business which, in accordance with GAAP, are required to be included in the inventory account reflected on Borrowers’ balance sheets. For the purpose of this Agreement, inventory shall be valued at the weighted average cost and shall be computed on a first-in, first-out basis in accordance with GAAP.

“Line of Credit” has the meaning specified in Section 2.01.

“Permitted Liens” means (i) liens for taxes, assessments or similar charges, incurred in the ordinary course of business and which are not yet due and payable, (ii) pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security programs, (iii) liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, (iv) good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, (v) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, minor defects or irregularities in title, and other similar liens, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use, (vi) liens arising from operating leases and precautionary UCC financing statement filings in respect thereof and equipment or other materials that are not owned by the Borrowers located on the premises of the Borrowers (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of the Borrowers and the precautionary UCC financing statement filings in respect thereof, and (vii) any lien or encumbrance based on a de minimus claim (less than $1,000) that are timely removed.

“Revolving Note” has the meaning specified in Section 2.01.

“Reserve Account” has the meaning specified in Section 3.01.

“Security Agreements” has the meaning specified in Section 3.01.

“Security and Control Agreement” has the meaning specified in Section 3.01.

"Working Capital" means the difference of Current Assets of the Borrower minus the Current Liabilities of the Borrower, as determined in accordance with GAAP.

ARTICLE II
Amount and Terms of Advances

Section 2.01    Advances. Subject to the provisions of this Agreement (including, but not limited to the Borrowing Base restrictions set forth in Section 2.02 hereof), the Bank shall make Advances to the Borrower from time to time during the period from the date hereof to the Date of Final Maturity, or the earlier date of termination of the Line of Credit pursuant to Section 6.02, in an aggregate amount not to exceed at any time outstanding Four Million and 00/100ths Dollars ($4,000,000.00) (the “Line of Credit”). Each Advance shall be in the amount of $1,000.00 or an integral multiple thereof. Within the limits of the Line of Credit, the Borrowers may obtain Advances, prepay, and obtain new Advances under this Section 2.01. The obligation to repay the Advances and to pay interest and other charges, fees and expenses thereon is evidenced by the Borrowers’ $4,000,000.00 Revolving Credit Promissory Note dated the date hereof and payable to the order of the Bank (together with any amendments, extensions, renewals and replacements thereof, called the “Revolving Note”).

Each Borrower shall have the right to request and receive Advances hereunder up to the full Borrowing Base, and each Borrower shall be jointly and severally liable for the repayment of entire balance of the Revolving Note regardless of whether not or not it received some, all or none of the proceeds of the Advances.

    Section 2.02    Borrowing Base, Borrowing Base Certificate. The aggregate outstanding principal amount of the debt evidenced by this Agreement must never exceed the lesser of the following amounts: (i) $4,000,000.00, or (ii) the then-current Borrowing Base.

    Within 15 days of the end of each calendar month, Borrowers shall provide Bank with (i) a Borrowing Base Certificate setting forth all information required by the Bank for the purpose of calculating the Borrowing Base, (ii) one or more aging reports detailing the status of the Borrowers’ Accounts Receivable, and (iii) internally prepared financial statements detailing the financial performance of the Borrowers for the previous calendar month and on a year-to-date basis.

    The Borrowing Base Certificates and aging reports shall be completed with amounts determined as of the last day of the previous month and shall be signed by the Borrowers. A sample Borrowing Base Certificate is attached hereto as Exhibit A and incorporated herein by reference. The aging report shall take such form and contain such information as the Bank shall require, in the Bank’s sole discretion. Bank shall have the right to require modifications to the form of the Borrowing Base Certificate and the aging report at any time and from time to time. Unless Bank objects to the form or content of a Borrowing Base Certificate, which objection may be made at any time and from time to time, the Borrowing Base will be calculated based on the information set forth in the most recent Borrowing Base Certificate.

Section 2.03     Making the Advances. Each Advance shall be made on the request of a Borrower, which request may be made (i) in writing, (ii) by telephone, or (iii) pursuant to the Bank’s established on-line banking procedures. On-line requests shall be processed in accordance with the Bank’s on-line banking procedures, as such procedures may be amended or modified from time to time. All written and telephonic requests from a Borrower to the Bank shall specify the date of the requested Advance and the amount thereof and shall be received by the Bank no later than noon of the day on which the Advance is to be made. Upon fulfillment of the terms and conditions of this Agreement, the Bank shall disburse the amount of any requested Advance by crediting the same to one of the Borrowers’ checking accounts at the Bank or in such other manner as the Bank and requesting Borrower may from time to time agree. Any request for an Advance shall be deemed to be a representation that to the best of the Borrowers knowledge, the statements set forth in Sections 3.02(c) and 3.02(d) are correct as of the date of such request.

In addition to the foregoing, Advances may also be made in accordance with any “sweep” agreement now or hereafter executed by one or both of the Borrowers and Bank; provided, however, that if any such sweep agreement is signed, then such sweep agreement shall provide that the sweep account shall have a minimum balance of $100,000.00 before any funds from such account are applied to the Line of Credit.

Section 2.04     Use of Proceeds. Subject to the terms of this Agreement, the Borrowers may use the proceeds of the Advances for any lawful business purpose. It is anticipated that the Borrowers will use the Line of Credit for working capital needs, or to fund acquisitions.

Section 2.05    Payment, Balance and Setoff.

    (a)    Borrowers shall make monthly interest payments to Bank as required by the terms of the Revolving Note.

    (b)    All principal, interest and other amounts due under the Revolving Note and the Credit Documents shall, if not paid sooner, be due and payable on the Date of Final Maturity. From time to time at the request of Borrowers, the Bank may (but shall not be obligated to) extend the Date of Final Maturity.

(c)     Borrowers agree that the amount shown on the books and records of the Bank as being the unpaid balance of principal, accrued interest and other charges, fees and expenses under the Revolving Note and this Agreement shall be prima facie evidence thereof.

(d)    Borrowers agree that all payments due on the Revolving Note shall be automatically deducted from an account maintained with the Bank by one or both of the Borrowers. Borrowers agree to sign any and all documents necessary to authorize such payments. If the funds in such account are not sufficient to make any payment, Borrower shall make such payment from other sources. If the Borrower fails to cover any shortfall from other funds, then Bank may collect interest and other charges, fees and expenses under the Revolving Note and this Agreement by charging any of Borrowers’ accounts at the Bank; provided, however, that Bank shall first provide the Borrower at least two (2) business days notice of its intent to charge such amounts to Borrower’s account(s) with the Bank.

Section 2.06     Origination Fee/Document Review Fee. Borrowers agree to pay Bank an origination fee in the amount of $20,000.00 in connection with the loan evidenced by this Agreement. Borrowers also agree to pay Bank a document review fee in the amount of $750.00 in connection with the loan evidenced by this Agreement. The fees shall be considered fully earned on the date hereof and Borrowers shall not be entitled to a refund or rebate of any portion of the fees for any reason. The fees set forth above shall be in addition to all amounts paid by Borrowers to Bank in accordance with Section 7.03 hereof (including, without limitation, any attorney fees).

Section 2.07 Depository Requirements. During the entire term of this Agreement, Borrowers shall maintain all of their checking, savings, and other depository and operating accounts with the Bank, unless Bank provides a waiver in writing to allow for an exception. If either Borrower fails to comply with the requirement of this Section 2.07, the Bank may increase the rate at which interest accrues on the unpaid principal balance of the Revolving Note by two percent (2%) per annum.

ARTICLE III.
Conditions

Section 3.01 Required Documents. Each Advance shall be subject to the condition precedent that the Bank shall have received prior thereto all of the following, in form and substance acceptable to the Bank:

(a)     The Revolving Note, properly executed by the Borrower.

(b)     Security agreements (the “Security Agreements”) covering all business assets of the Borrowers, which Security Agreements must be properly executed by the Borrowers in favor of the Bank.

(c)    All financing statements, pledge or lien cards, termination statements, landlords’ waivers, and other writings, properly executed, which are deemed by the Bank to be necessary or desirable to grant the Bank a perfected security interest constituting a first lien on the property described in the Security Agreements.

(d)     One or more certificates of insurance covering the tangible property described in the Security Agreements, in such amounts, against such risks and in such companies as shall be mutually agreeable to the Bank and Borrowers, which certificates shall name the Bank as lender loss payee and shall provide for at least 30 days’ prior written notice to the Bank of any cancellation or modification of such insurance. Borrower shall also provide proof of all other insurance required by Section 5.05.

(e)    Certificates of good standing for the Borrowers and Guarantor within their place or state of domestication.

(f)    Proof of Borrowers’ authority to transact business in the State of Minnesota and the State of Wisconsin.

(g)    An initial Borrowing Base Certificate and accounts receivable aging report properly completed and executed by the Borrower.

(h)    The Guaranty executed by Guarantor in favor of Bank on even date herewith.

(i)     The Security and Control Agreement executed by the Borrowers in favor of the Bank on even date herewith, which Security and Control Agreement shall grant the Bank a security interest in a money market account with a minimum balance of $400,000.00 established by the Borrowers with the Bank (“Reserve Account”). The Bank may draw against the Reserve Account upon the occurrence of an Event of Default hereunder, after giving the Borrower notice at least two (2) business days prior to such draw.

(j)     Such other documents, agreements and instruments as the Bank shall reasonably request.

    Section 3.02     Other Conditions. Each Advance shall be subject to the further conditions precedent that:

(a)    The Bank shall have received all certificates, submittals and other items required to be delivered or mailed by the Borrowers to Bank pursuant to the Credit Documents; and

(b)    The most recent Borrowing Base Certificate shall show, to the satisfaction of the Bank, that the sum of the aggregate outstanding principal amount of all prior Advances plus the amount of the requested Advance does not, and will not, exceed the Borrowing Base; and

(c)    The representations and warranties contained in Article IV are correct as of the date of such Advance as though made as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(d)    No event has occurred, or would result from such Advance, which constitutes an Event of Default or would constitute an Event of Default with notice or passage of time or both.

ARTICLE IV.
Representations and Warranties

The Borrowers represent and warrant to the Bank as follows:

Section 4.01     Authority to Transact Business. Borrowers and Guarantor are corporations duly formed and validly existing under the laws of the State of Delaware. Borrowers and Guarantor have authority to transact business in the State of Minnesota and the State of Wisconsin. In addition, Borrowers and Guarantor are duly licensed and qualified to transact business in all other jurisdictions where the character of the property owned or leased or the nature of the business transacted makes such licensing or qualification necessary. Borrowers and Guarantor have all requisite power and authority to own their property and carry on their businesses. Borrowers and Guarantor have all requisite power and authority to execute, deliver and perform all of their obligations under the Credit Documents.

Section 4.02    Authorization. The execution, delivery and performance by the Borrowers and Guarantor of the Credit Documents have been duly authorized by all requisite action and do not (a) require any consent or approval of any person or entity or governmental authority, (b) violate any law, rule, regulation, order, writ, injunction or decree, (c) result in a breach of or constitute a default under any contract, agreement or other writing to which a Borrower or the Guarantor is a party or by which a Borrower, the Guarantor, any property of a Borrower, or any property of the Guarantor may be bound or affected, or (d) result in, or require the creation or imposition of, any mortgage, deed of trust, assignment, security interest or other lien, interest, encumbrance, claim or charge of any nature, except in favor of the Bank, upon or with respect to any property of the Borrowers or Guarantor.

Section 4.03    Legal Agreements. The Credit Documents constitute the legal, valid and binding obligations of the Borrowers and Guarantor and are enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws, statutes of limitation and principles of equity.

Section 4.04     Financial Statements. The Borrowers have provided the following financial statements to the Bank: financial statements for period ending March 31, 2023. Said statements, including all schedules and notes pertaining thereto, were prepared in accordance with GAAP and fully and fairly present the financial condition of the Borrowers on the dates thereof and the results of their operations for the periods covered thereby.

Section 4.05     No Adverse Change. There has been no material adverse change in the business, property or condition (financial or otherwise) of the Borrowers or Guarantor since the date of the latest financial statements delivered to Bank in accordance with Section 4.04 or Section 5.01 hereof.

Section 4.06     Titles and Liens. Borrowers have good title to all of the property reflected in the latest balance sheets delivered to Bank in accordance with Section 4.04 or Section 5.01 hereof, free and clear of all mortgages, deeds of trust, assignments, security interests and other liens, interests, encumbrances, claims and charges, other than Permitted Liens.

Section 4.07     Taxes. The Borrowers have filed all required tax returns, have paid all due and payable taxes, assessments and other governmental charges levied or imposed upon it or upon its income or profits or upon any of its property, and have made adequate provision for the payment of such taxes, assessments and other charges accruing but not yet due and payable.

Section 4.08     Litigation. There is no pending or threatened notice, claim, litigation, proceeding or investigation against or affecting the Borrowers, the Guarantor, any property of the Borrowers, or any property of the Guarantor, whether or not covered by insurance, that would involve the payment by a Borrower or the Guarantor of an amount that would be reasonably likely to have a material adverse effect on the financial condition, business, prospects, property or operations of a Borrower or the Guarantor, and there is no basis for any such order, notice, claim, litigation, proceeding or investigation.

Section 4.09     Margin Stock. Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 4.10     Environmental Matters.

(a)    Borrowers are not in violation of any Environmental Law; and

(b)    No disposal or release of any hazardous or toxic material has occurred on, from or under any property owned, operated or controlled by a Borrower, except as may have occurred in accordance with all applicable Environmental Laws; and
(c)    There has been no treatment, manufacturing, refining, handling or storage of any hazardous or toxic material at any property owned, operated or controlled by a Borrower, except as may have occurred in accordance with all applicable Environmental Laws; and

(d)    No litigation, investigation or administrative action has been commenced or is pending or threatened; no settlement has been reached with any public or private party or parties; and no order has been issued that relates in any way to any alleged or actual presence, disposal or release of any hazardous or toxic material or any violation of any Environmental Law with respect to any property owned, operated or controlled by a Borrower; and

(e)    Borrowers have filed all notices and permit applications required to be filed under the Environmental Laws with respect to their businesses, property and operations; and

(f)    Borrowers have no known contingent liability with respect to their businesses, property or operations in connection with any hazardous or toxic material or any Environmental Law.

ARTICLE V.
Covenants

During the entire term of this Agreement, Borrowers shall comply with the following requirements:

Section 5.01    Financial Statements and Other Information. Borrowers shall deliver to the Bank, in form and substance acceptable to the Bank:

(a)    Within 120 days of the end of each calendar year, Borrowers shall provide Bank with the audited financial statements of Guarantor (with a supporting schedule for the Borrowers). The financial statements shall contain a balance sheet listing the assets, debts and equity of the Guarantor as of the last day of the calendar year to which it relates. The financial statements shall also contain an income statement showing the income and expenses of Guarantor for the year in question. All items submitted in accordance with this provision shall be prepared by a certified public accountant acceptable to the Bank in accordance with GAAP; whereas the Bank agrees that the selection of Wolf & Company, PC and its successors as such certified public accountant shall be acceptable to the Bank. The supporting schedules for each Borrower shall contain sufficient detail to allow the Bank to understand and measure the financial performance of each Borrower. Without limiting the preceding sentence, it is agreed that the supporting schedule will set forth the assets and liabilities of each Borrower as of the last day of each calendar year, and the income and expenses of each Borrower for the calendar year in question.

(b)    Within 120 days of the end of each calendar year, Borrowers shall submit a certification, in form and substance satisfactory to the Bank, stating that the Borrowers are in compliance with all of the covenants and requirements of this Agreement.

(c)    As promptly as practicable (but in any event not later than 5 days) after the Borrowers obtain knowledge thereof, written notice of all orders, notices, claims, litigation, proceedings and investigations against or affecting a Borrower or any property of a Borrower of the type described in Section 4.08.

(d)    As reasonably timely and practical, but prior to the expiration thereof, proof of payment of the annual premiums for the insurance coverages required by Sections 5.05 and 3.01(d).

(e)    As promptly as practicable (but in any event not later than 5 business days) after any officer or manager of a Borrower obtains knowledge of the occurrence of any event which constitutes an Event of Default or would constitute an Event of Default with notice or passage of time or both, written notice of such occurrence, together with a detailed statement by the Borrowers of the steps being taken by the Borrowers to cure the Event of Default.

(f)    Within 10 days after the Bank’s request therefor, such other information respecting the condition (financial or otherwise), business and property of the Borrowers as the Bank may from time to time reasonably request.

Section 5.02     Books, Records and Inspections. Borrowers shall keep accurate books and records in which true and complete entries will be made in accordance with GAAP. Upon request of the Bank, the Borrowers, during normal business hours, shall give any representatives of the Bank access to and permit such representatives to examine and copy upon request identifying what is to be copied, all books, records and other writings in their possession, to inspect their property and to discuss their finances, accounts, property and businesses with any of their principal employees.

The Bank shall also have the right to carry out on-site inspections on any property owned or operated by Borrowers, at a reasonable mutually agreed upon time. As of the date of this Agreement, Bank anticipates conducting inspections once per calendar year. Borrowers agree to provide Bank with reasonable access to all of their properties for the purpose of allowing the Bank to complete such inspections.

Section 5.03     Taxes and Other Claims. Borrowers shall file when due all required tax returns, shall pay when due all taxes, assessments and other governmental charges levied or imposed upon the Borrowers or upon the Borrowers’ income or profits or upon any of the Borrowers’ property, and shall pay when due all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any property of the Borrowers; provided, that the Borrowers shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. Notwithstanding the foregoing, in the event a Borrower elects to contest a tax, assessment, charge or claim, such Borrower shall (upon written request by the Bank) provide Bank with such security as the Bank shall reasonably require up to the amount assessed, charged, or claimed to ensure that such tax, assessment, charge or claim (and any costs or attorney fees attributable thereto) can be paid in full in the event such Borrower loses its challenge to such tax, assessment, charge or claim.

Section 5.04    Maintenance of Properties. Borrowers shall keep and maintain their inventory, equipment, real estate and other property necessary or useful in the Borrowers’ businesses in good condition and repair and shall pay when due all rental and mortgage payments due on such property; provided, that nothing in this Section shall prevent the Borrowers from discontinuing the operation and maintenance of any such property if such discontinuance is desirable in the conduct of the Borrowers’ businesses and does not disadvantage the Bank.

Section 5.05     Insurance. Borrowers shall obtain and maintain insurance policies covering such risks as the Bank shall require, in the Bank’s reasonable discretion. Such insurance policies shall include, but not be limited to, (i) liability insurance; fire, hazard and extended coverage insurance on all of the Borrowers’ assets; (ii) necessary workers’ compensation insurance; (iii) commercial general liability insurance, including coverage for property damage, bodily injury, medical expenses, personal injury (including defamation), and advertising injury, containing minimum limits per occurrence of not less than $1,000,000.00 per occurrence and $2,000,000.00 aggregate and naming Bank as an additional insured, and (iv) all other coverages as are consistent with industry practice. Such policies shall be maintained with insurers and shall have such coverage limits as are reasonably acceptable to the Bank. In the event the Borrowers fail to pay any premium on any such insurance, the Bank may do so, and the Borrowers shall reimburse the Bank for any such payment on demand.

Section 5.06    Liens. Borrowers shall not create, incur or permit to exist in favor of any person or entity other than the Bank any mortgage, deed of trust, assignment, security interest or other lien on any of their property now owned or hereafter acquired, other than Permitted Liens.
Section 5.07    Guaranties. Borrowers shall not guarantee, endorse, assume or otherwise become directly or contingently liable in connection with any debt, obligation or liability of any other person or entity, except by the endorsement of negotiable instruments by the Borrowers for deposit or collection or similar transactions in the ordinary course of business.

Section 5.08    Sale of Assets. Borrowers shall not sell, lease, assign, transfer or otherwise dispose of all or substantially all of their assets (whether in one or more transactions).

Section 5.09     Corporate Structure. A Borrower shall not (i) consolidate its business with any other person or entity, (ii) merge its business into any other person or entity, or (iii) permit any other person or entity to merge into a Borrower, , in each case without the prior written consent of the Bank.

Section 5.10    Nature of Business. The Borrowers shall not engage in any line of business materially different from that presently engaged in by the Borrowers.

ARTICLE VI
Events of Default, Rights and Remedies

Section 6.01    Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a)    Any payment due under the Revolving Note is not paid within five (5) days of the date it is due; or

(b)    Any statement, representation or warranty of a Borrower (or any employee, agent or attorney of a Borrower) to the Bank at any time, including without limitation any statement, representation or warranty made in this Agreement or in any writing contemplated by this Agreement, shall be, or shall become, incorrect or misleading in any material respect when made; or

(c)    A default (other than as described in Section 6.01(a)) shall occur in the performance of this Agreement, the Credit Documents, or any other writings contemplated by this Agreement and such default continues unremedied for a period of 10 business days after the earlier to occur of (x) the date on which such default is known or reasonably should have become known to any officer of any Borrower or (y) the date on which the Bank notified any Borrower of such default; or

(d)    A Borrower shall (i) become insolvent, (ii) make an assignment for the benefit of creditors, (iii) apply for, consent to the application of, or suffer the appointment of any receiver, trustee or similar officer, or (vi) initiate or have initiated against it any proceeding under any insolvency, bankruptcy, dissolution, liquidation or similar law; or

(e)    A Borrower shall default in the payment of any Debt and such default shall not be cured within any applicable grace or cure period; or

(f)    A judgment or other court order for the payment of money in excess of $75,000.00 shall be entered against a Borrower; or

(g)    The issuance or filing of any writ, levy, warrant, attachment, garnishment, execution or similar process, not otherwise permitted herein. against any property of a Borrower, or the attachment of any tax lien to any property of a Borrower, and such writ, levy, warrant, attachment, garnishment, execution or similar process remains unpaid, unstayed or undismissed for a period of 14 days from the date thereof; or

(h)    The Guarantor (or anyone purporting to act on behalf of a Guarantor) shall take any action to revoke or terminate any guaranty, liability or agreement in favor of the Bank; or

(i)    Any audit of a Borrower reveals that the Borrowers’ actual Eligible Inventory, Eligible Accounts Receivable or Eligible Equipment are materially less than the amounts being reported on the Borrowing Base Certificates.

(j)     The Borrowers’ Debt Service Coverage Ratio for any calendar year shall be less than 1.25.

(k)     The Borrowers’ Debt-to-Equity Ratio on the last day of each calendar year, as determined by the Bank in its reasonable discretion, shall exceed 1.65.

(l)    The Borrowers’ Fixed Charge Coverage Ratio on the last day of each calendar year, as determined by the Bank in its reasonable discretion, shall be less than 1.10.

(m)    The Borrowers shall fail to have at least $2,000,000.00 in Working Capital.

(n)     The Borrowers shall fail to have a Current Ratio of at least 1.50.

Notwithstanding the foregoing, before the Bank declares an Event of Default under Section 6.01(j-n), Bank agrees to enter into good faith discussions with Borrowers for the purpose of determining if an agreement can be reached with respect to the curing or waiving of such default. The parties hereto shall make a reasonably effort to engage in such discussions within 15 business days of Bank’s receipt of knowledge of the default. Provided, however, that nothing in this paragraph shall require the Bank to reach any agreement regarding any such default and nothing in this paragraph shall limit or impair the Bank’s rights and remedies in the event an agreement is not reached.

Section 6.02     Rights and Remedies. Upon the commencement of any proceeding under any bankruptcy law by or against a Borrower, the Line of Credit shall automatically terminate, and all principal, interest, and other charges, fees and expenses under the Revolving Note and this Agreement automatically shall become immediately due and payable in full, all without declaration, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers. Thereafter, the Bank shall be entitled to exercise and enforce its rights and remedies under the Credit Documents, the other writings contemplated hereby, the Uniform Commercial Code, and any other applicable law.

If any other Event of Default has occurred and is continuing, the Bank may exercise any and all of the following rights and remedies:

(a)    The Bank may, by notice to the Borrowers, declare the Line of Credit to be terminated, whereupon the same shall terminate.

(b)    The Bank may declare all principal, interest and other charges, fees and expenses under the Revolving Note and this Agreement to be immediately due and payable in full, whereupon the same shall become immediately due and payable in full, without presentment, demand, protest or other notices of any kind, all of which are hereby expressly waived by the Borrowers.

(c)    The Bank may exercise and enforce its rights and remedies under the Credit Documents, the other writings contemplated hereby, the Uniform Commercial Code and any other applicable law.

Section 6.03     Assignment and Setoff. Borrowers hereby grant the Bank a lien and security interest in all of the Borrowers’ present and future property now or hereafter in the possession, control or custody of, or in transit to, the Bank for any purpose, and the balance of every present and future account of the Borrowers with the Bank, and each present and future claim of the Borrowers against the Bank. Such lien and security interest secures all present and future debts, obligations and liabilities of the Borrowers to the Bank. In addition to all other rights and remedies, when or at any time after such debt, obligation or liability becomes due or an Event of Default has occurred, the Bank may foreclose such lien and security interest, and the Bank may offset or charge all or any part of the aggregate amount of such debts, obligations and liabilities against any such property, accounts and claims without notice.
ARTICLE VII
Miscellaneous

Section 7.01     Waiver and Amendment. No provision of any of the Credit Documents can be waived, modified, amended, abridged, replaced, supplemented or terminated, except by a writing executed by the Bank. A waiver shall be effective only in the specific instance and for the specific purpose given. No delay or failure by the Bank to exercise any right or remedy shall be a waiver thereof, nor shall any single or partial exercise by the Bank of any right or remedy preclude any other exercise thereof or the exercise of any other right or remedy. All rights and remedies of the Bank under this Agreement and any other writing are cumulative and not exclusive.

Section 7.02    Indemnification. The Borrowers agree to indemnify and hold harmless the Bank and the Bank’s former, present and future officers, directors, employees, agents, shareholders, affiliates and attorneys, and all of their respective heirs, representatives, successors and assigns, from any and all losses, liabilities (including without limitation strict liability), suits, obligations, fines, damages, judgments, penalties, actions, causes of action, charges, costs and expenses, including but not limited to reasonable attorneys’ fees and legal expenses and consultants’ fees and expenses, whether based on tort, contract, implied or express warranty, statute, regulation, common law or otherwise, arising out of or related to the presence on, remediation of or release from any property at any time owned, operated or controlled by the Borrowers, including without limitation any building, structure or equipment thereon, of any toxic or hazardous waste, constituent or substance, or in connection with any Environmental Law applicable to any such hazardous or toxic waste, constituent or substance. The provisions of this Section 7.02 shall survive the repayment and termination of the Line of Credit.

Section 7.03     Costs and Expenses. Borrowers agree to pay all expenses actually incurred by Bank in connection with the consideration of the application for the Line of Credit, the preparation of the Credit Documents, the closing of the Line of Credit, and the supervision of loan disbursements. Such amounts may include, but shall not be limited to, loan brokerage fees, attorney fees, appraisal fees, closing fees, documentary or tax stamps, recording and filing fees, etc. Borrowers also agree to reimburse the Bank for all costs and attorney fees incurred by the Bank in the enforcement of this Agreement or the Credit Documents. Borrowers agree to pay such amounts to Bank on demand. Borrowers further agree that such expenses are in addition to the origination fee and document review fee paid to the Bank in connection with the Line of Credit.

Section 7.04     Notices. All notices required by this Agreement shall be in writing and shall be delivered in person or by overnight courier, addressed as follows:

If to the Borrowers:         EdgeBuilder, Inc.
                Glenbrook Building Supply, Inc.
                5215 Gershwin Ave. N.
                Oakdale, Minnesota 55128
                Attention: Daniel Koch

If to the Bank:         Premier Bank
                1875 W. Highway 36
                Roseville, MN 55113
Attention: Brian L. Carnes

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices will be deemed to have been delivered (x) upon receipt when delivered personally or (y) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.

Section 7.05     Binding Effect and Assignment. The Credit Documents shall bind and benefit the parties hereto and thereto and their respective successors and assigns, except that the Borrowers shall have no right to assign any of their rights hereunder or thereunder or any interest herein or therein without the prior written consent of the Bank, and any assignment in violation of this sentence shall be void. If any provision or application of any of the Credit Documents is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect the other provisions or applications which can be given effect, and this Agreement and such writings shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or therein or prescribed hereby or thereby.

Section 7.06     Jurisdiction and Venue. Borrowers consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota and State of Wisconsin in connection with any controversy related in any way to any of the Credit Documents or any transaction or matter relating to any of the Credit Documents, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by the Borrower against the Bank in connection with any of the Credit Documents or any transaction or matter relating to any of the Credit Documents shall be venued in the District Court of Ramsey County, Minnesota.

Section 7.07     Headings. Article and Section headings in this Agreement are for convenience of reference and shall not limit the scope of the particular Articles or Sections to which they refer.

Section 7.08    Governing Law. This Agreement and the writings contemplated by this Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota (excluding conflict of law rules).

    Section 7.09    Compliance Agreement. In consideration of the Bank extending credit to the Borrowers, the Borrowers agree that they will fully cooperate with Bank to adjust for any clerical errors that occur in the Credit Documents or any other contract, statement or agreement executed in connection therewith. Borrowers, upon receipt of a request from Bank, shall execute any and all corrective documents within 20 days of receipt of the request. If the Borrowers fail to execute such corrective documents within the time period set forth above, Borrowers shall be considered in default hereunder and the Bank shall have the right to exercise all rights and remedies provided by this Agreement and the other Credit Documents. In addition, Borrowers shall be liable to the Bank for all losses, costs and damages (including attorney fees incurred in collection thereof) that are incurred by the Bank by reason of such failure.

Section 7.10     Joint and Several Liability. Each of the Borrowers shall be jointly and severally liable for all obligations arising under this Agreement and the other Credit Documents. A default by any one Borrower shall be deemed a default by both Borrowers.

BORROWERS REPRESENT, WARRANT AND CERTIFY TO THE BANK THAT THEY HAVE READ ALL OF THIS AGREEMENT AND UNDERSTAND ALL OF ITS PROVISIONS.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

BORROWERS:                Glenbrook Building Supply, Inc., a Delaware corporation

By:__/s/ Ronald A. Schumacher
                         Ronald A. Schumacher
                        Its: Executive Chairman/President

                        EdgeBuilder, Inc., a Delaware corporation

By: _/s/ Ronald A. Schumacher
                         Ronald A. Schumacher
                        Its: Executive Chairman/President

BANK:    Premier Bank, a Minnesota corporation

                        By:_/s/ Brian L. Carnes
                         Brian L. Carnes
                        Its: President – Roseville Office and Chief Credit Officer

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